EXHIBIT 16


g t                                                 Specialist Business Advisors
goodband viner taylor                                      Chartered Accountants



U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington
DC 20549


Ladies and Gentlemen:

We have read Item 4 included in the Form 8-K dated August 20, 2004, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly


/s/ goodband viner taylor
goodband viner taylor
Sheffield, England
August 20, 2004